Filed Pursuant to Rule 433

Registration Nos.: 333-170956 and 333-170956-07

$685MM NISSAN AUTO LEASE TRUST 2013-B

Joint Bookrunners: Barclays (STR), JP Morgan, RBS

Co-Mgrs: BTMU, CA, RBC, Scotia

CLS	AMT($MM)	WAL	M/F	P.WIN	L.FIN	SPREAD		YIELD	COUP	PRICE
A-1	127.000	0.31	P-1/F1+	1-8	11/14	N/A		0.24%	0.24%	100%
A-2A	140.000	1.25	Aaa/AAA	8-21	01/16	EDSF	+26	0.579%	0.57%	99.98968%
A-2B	225.000	1.25	Aaa/AAA	8-21	01/16	1ML	+27	N/A	L+27	100%
A-3	193.000	1.89	Aaa/AAA	21-26	06/16	EDSF	+34	0.752%	0.75%	99.99846%
A-4	115.000	2.23	Aaa/AAA	*NOT OFFERED*

TICKER:	NALT 2013-B	REGISTRATION:	SEC-REG
EXPECTED PXG:	PX’ED	EXPECTED RATINGS:	MOODY’S/FITCH
EXPECTED SETTLE:	10/30/13	PXG SPEED:	75% PPC
FIRST PAY:	11/15/13	ERISA ELIGIBLE:	YES
BILL & DELIVER:	BARCLAYS	MIN DENOMS:	$25K x $1K

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.